Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274500
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 22, 2023)

Iris Energy Limited
(d/b/a IREN)
Up to $500,000,000
Ordinary Shares
We previously entered into an At Market Issuance Sales Agreement, dated September 13, 2023, with B. Riley Securities, Inc. (“B. Riley Securities”), Cantor Fitzgerald & Co. (“Cantor”) and Compass Point Research & Trading, LLC (“Compass Point”), to which Canaccord Genuity LLC (“Canaccord”), Citigroup Global Markets Inc. (“Citigroup”) and Macquarie Capital (USA) Inc. (“Macquarie Capital”) were joined on March 21, 2024 (each of B. Riley Securities, Cantor, Compass Point, Canaccord, Citigroup and Macquarie Capital individually a “sales agent” and collectively, the “sales agents”), relating to the sale of our ordinary shares, with no par value (such agreement, the “sales agreement”). This prospectus supplement, together with the accompanying prospectus, relates to our ordinary shares that may be offered and sold under the sales agreement. On September 26, 2023, we filed a prospectus supplement relating to the offer and sale of our ordinary shares under the sales agreement having an aggregate offering price of up to $300,000,000. This prospectus supplement replaces and supersedes the previously filed prospectus supplement dated September 26, 2023 in its entirety, and reflects an increase of $200,000,000 in the aggregate offering price from an aggregate of up to $300,000,000 under the previously filed prospectus supplement to an aggregate of up to $500,000,000 under this prospectus supplement. As a result, in accordance with the terms of the sales agreement, under the prospectus supplement we may offer and sell our ordinary shares having an aggregate offering price of up to $500,000,000 from time to time through or to the sales agents, as agent or principal, of which $261,471,363 have been sold as of March 15, 2024.
Sales of our ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the sales agreement, the sales agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The sales agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of any ordinary shares sold under the sales agreement. In connection with the sale of ordinary shares on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-29 for additional information regarding the compensation to be paid to the sales agents.
Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”. On March 20, 2024, the last reported sale price of our ordinary shares was $5.67 per share.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-11 of this prospectus supplement and any risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
B. Riley Securities	Canaccord Genuity	Cantor	Citigroup	Compass Point	Macquarie Capital
Prospectus supplement dated March 21, 2024.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement replaces and supersedes the previously filed prospectus supplement dated September 26, 2023 in its entirety. This prospectus supplement adds to, updates and, where applicable, modifies information contained or incorporated by reference in the accompanying prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus or the documents incorporated by reference in this prospectus or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor the sales agents have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the sales agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor the sales agents have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “IREN,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Iris Energy Limited (d/b/a IREN) and its subsidiaries.
Trademarks
We have unregistered trademarks and services marks, and registered website domains, company and business names that we use in connection with the operation of our business. These include, among others, Iris Energy, IREN and www.iren.com. Other trademarks, service marks, and trade names referenced in this prospectus supplement are, to our knowledge, the property of their respective owners.

Presentation of Financial Information
All references to “U.S. dollars,” “dollars,” “$,” “USD” or “US$” are to the U.S. dollar. All references to “Australian dollars,” “AUD” or “A$” are to the Australian dollar, the official currency of Australia. All references to “Canadian dollars,” “CAD” or “C$” are to the Canadian dollar, the official currency of Canada. All references to “IFRS” are to International Financial Reporting Standards, as issued by the International Accounting Standards Board, or the IASB. References to a particular “fiscal year” are to IREN’s fiscal year ended June 30 of that year.
Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Market and Industry Data
This prospectus supplement includes market, economic, and industry data as well as certain statistics and information relating to our business, markets, and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market, the HPC solutions market or any other market or industry referenced in this prospectus supplement. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus supplement. Finally, behavior, preferences, and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus supplement and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.

GLOSSARY OF INDUSTRY TERMS AND CONCEPTs
Throughout this prospectus supplement, we use a number of industry terms and concepts which are defined as follows:
•
AI/ML: Artificial Intelligence and Machine Learning. Artificial Intelligence (“AI”) is computer software that mimics human cognitive abilities in order to perform complex tasks, such as decision making, data analysis, language translation and a variety of tools and services across the emergent AI industry that have been developed to leverage AI capabilities. Machine Learning (“ML”) is a subset of AI in which algorithms are trained on data sets to become machine learning models capable of performing specific tasks.

•	ASICs: An Application Specific Integrated Circuit is a type of integrated circuit that is custom-designed for a particular use, rather than intended for general-purpose use.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Bitcoin Network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	Block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
Blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•
Difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in global hashrate will temporarily result in faster block times as the mining algorithm is solved quicker - and vice versa if the global hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•
Digital Asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•	Fiat Currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	Hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value”.
•
Hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the global hashrate.

•
HPC: High-performance computing, which refers to the aggregation of computing power to achieve higher performance levels, often utilized to perform complex calculations in fields including science, engineering, finance, AI/ML, and business. It typically involves using supercomputers or clusters of computers, often employing parallel processing, to perform calculations simultaneously, thereby greatly reducing computation time.

•
Miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	Mining: The process by which new Bitcoin blocks are created, and thus new transactions are added to the blockchain in the Bitcoin network.
•
Mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for digital assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•
Proof-of-work: A protocol for establishing consensus across a system that ties mining capability to computational power. Hashing a block, which is in itself an easy computational process, now requires each miner to solve for a certain difficulty variable periodically adjusted by the Bitcoin network protocol. In effect, the process of hashing each block becomes a competition and, as a result, the overall process of hashing requires time and computational effort.

•
Proof-of-stake: An alternative consensus protocol, in which a “validator” typically may use their own digital assets to validate transactions or blocks. Validators may “stake” their digital assets on whichever transactions they choose to validate. If a validator validates a block (group of transactions) correctly, it will receive a reward. Typically, if a validator verifies an incorrect transaction, it may lose the digital assets that it staked. Proof-of-stake generally requires a negligible amount of computing power compared to Proof-of-work.

•	Protocol: The software that governs how a blockchain operates.
•	REC: Renewable Energy Certificate.
•	SEC: U.S. Securities and Exchange Commission.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before deciding to invest in our securities.
Our Company
Overview
We are a leading owner and operator of next-generation data centers powered by 100% renewable energy (whether from clean or renewable energy sources or through the purchase of RECs). Our data centers are purpose-built for high performance compute and today support a combination of ASICs for Bitcoin mining and GPUs for AI workloads.
Our Bitcoin mining operations generate revenue by earning Bitcoin through a combination of block rewards and transaction fees from the operation of our specialized computers called ASICs (which we refer to as “Bitcoin miners”) and exchanging these Bitcoin for fiat currencies, such as U.S. dollars or Canadian dollars.
We have been mining Bitcoin since 2019. We typically liquidate all the Bitcoin we mine daily and therefore did not have any Bitcoin held on our balance sheet as of December 31, 2023. To date we have utilized Kraken, a U.S.-based digital asset trading platform, to liquidate the Bitcoin we mine. The mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin that we have mined to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk.
We are also pursuing a strategy to diversify our revenue streams into new markets. As previously announced in June 2023, we have revitalized our strategy of developing HPC solutions, and in August 2023 announced the purchase of 248 NVIDIA H100 GPUs to target generative AI. In February 2024, we announced a three-month GPU cloud service agreement with Poolside SAS AI to utilize those GPUs (with an option to extend for a further three months at the customer’s election) along with the further purchase of 568 NVIDIA H100 GPUs to service potential customer demand. We believe we may be able to leverage our existing infrastructure and expertise to expand our offering HPC solutions and target a range of industries and applications, such as AI/ML, scientific research, and rendering.
Company and Corporate Information
We were originally incorporated under the laws of New South Wales, Australia, on November 6, 2018 as “Iris Energy Pty Ltd” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” under Australian law and on November 19, 2021, we closed our initial public offering in the United States. As of February 15, 2024, we commenced doing business as “IREN.” Our principal executive offices are located at Level 12, 44 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. We maintain a website at https://iren.com. Information on our website is not incorporated by reference into or otherwise part of this prospectus supplement.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:
•
not being required to comply with the auditor attestation requirements of Section 404 of SOX, the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus supplement; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the first to occur of (i) June 30, 2027, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion or (iii) the last day of the fiscal in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of the second financial quarter of such financial year; or, if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to utilize certain of the reduced disclosure obligations in this prospectus supplement and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the SEC, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

As a foreign private issuer, we are also permitted to follow home country corporate governance practices instead of certain corporate governance practices required by the Nasdaq for U.S. domestic issuers. While we intend to follow most Nasdaq corporate governance listing standards, we currently follow Australian law for certain corporate governance practices in lieu of Nasdaq corporate governance listing standards as follows:
•	exemption from the requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors;
•
exemption from quorum requirements applicable to meetings of shareholders under Nasdaq rules. In accordance with generally accepted business practice and Australian law, our Constitution provides quorum requirements that are generally applicable to meetings of shareholders under Australian law;

•
exemption from the Nasdaq corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq corporate governance listing standards, as permitted by the foreign private issuer exemption; and

•	exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.

We currently intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.
Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.
We may utilize these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
In this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold securities.
For additional information, see “Item 3.D. Key Information-Risk Factors-Risks Related to Being a Foreign Private Issuer-As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “Item 3.D. Key Information-Risk Factors-General Risk Factors-We are an “emerging growth company” under the JOBS Act and will avail ourselves of reduced disclosure requirements applicable to emerging growth companies” in our Annual Report on Form 20-F, incorporated herein by reference.
Summary Risk Factors
Investing in our ordinary shares involves a high degree of risk. You should consider carefully the risk factors described in this prospectus supplement under “Risk Factors” as well as those contained in our most recent Annual Report on Form 20-F, and any updates to those risks in our Reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Among these important risks are risks associated with the following:
Risks Related to this Offering
•	You may experience future dilution as a result of future equity offerings.
•	The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.
•
The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

•	Future sales of a substantial number of our ordinary shares or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.
•	We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.
Risks Related to Ownership of Our Ordinary Shares
•	The market price of our ordinary shares may be highly volatile.

Risks Related to Taxation
•	Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
•	Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Risks Related to Our Business
•
We have a limited operating history, with operating losses as the business has grown. If we cannot sustain greater revenues than our operating costs, we will incur operating losses, which could adversely impact our operations, strategy and financial performance.

•	We have an evolving business model and strategy.
•	Our increased focus on potential HPC solutions may not be successful and may result in adverse consequences to our business, results of operations and financial condition.
•	Our business, operating plans and expansion plans may be delayed or change in light of evolving market conditions and several other factors.
•
Certain of our limited recourse wholly-owned subsidiaries have defaulted on equipment financing agreements and are subject to bankruptcy proceedings and legal action by the lender, and we may be exposed to claims in connection with such proceedings.

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Our future success will depend significantly on the price of Bitcoin, which is subject to risk and has historically been subject to significant price volatility, as well as a number of other factors.

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Our business is highly dependent on a small number of digital asset mining equipment suppliers. Failure of our suppliers to perform under the relevant supply contracts, or of our ability to fulfill our obligations thereunder, could materially impact our operating results and financial condition.

•	Any electricity outage, limitation of electricity supply or increase in electricity costs may result in material impacts to our operations and financial performance.
•
Any environmental, health and safety incidents including due to climate change, severe weather conditions and man-made disasters, may result in material impacts to our operations and financial performance.

Risks Related to Bitcoin
•
The transition of digital asset networks such as Bitcoin from proof-of-work mining algorithms to proof-of-stake validation may significantly impact the value of our capital expenditures and investments in machines and real property to support proof-of-work mining, which could make us less competitive and ultimately adversely affect our business and the value of our ordinary shares.

•	There is a risk of additional Bitcoin mining capacity from competing Bitcoin miners, which would increase the global hashrate and decrease our effective market share.
•	Bitcoin is a form of technology which may become redundant or obsolete in the future.
Risks Related to Third-Parties
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Banks, financial institutions, insurance providers and other counterparties may fail, may not provide relevant goods and services including bank accounts, or may cut off certain banking or other goods and services, including to digital assets investors or businesses that engage in Bitcoin-related activities or that accept Bitcoin as payment.

•
Disruptions at over-the-counter (“OTC”) trading desks and potential consequences of an OTC trading desk’s failure could adversely affect our business. We may be required to, or may otherwise determine it is appropriate to, switch to an alternative digital asset trading platform and/or custodian.

Risks Related to Regulations and Regulatory Frameworks
•	The regulatory environment regarding digital asset mining is in flux, and we may become subject to changes to and/or additional laws and regulations that may limit our ability to operate.
•	Our business and financial condition may be materially adversely affected by changes to and/or increased regulation of energy sources.
Risks Related to Being a Foreign Private Issuer
•	We currently report our financial results under IFRS, which differs from U.S. generally accepted accounting principles, or U.S. GAAP.
•	As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.
•
We are an Australian public company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in the same similar fashion afforded by incorporation in a U.S. jurisdiction.

Please see “Risk Factors” in our most recent Annual Report on Form 20-F and our other filings with the SEC, which are incorporated by reference herein, for a discussion of these and other factors you should consider before making an investment in our ordinary shares.

THE OFFERING
Ordinary shares offered by us
Ordinary shares having an aggregate offering price of up to $500,000,000.
Ordinary shares outstanding as February 29, 2024
109,896,277 shares.
Plan of distribution
“At the market offering” that may be made from time to time through or to the sales agents, as agent or principal. See “Plan of Distribution” on page S-29 of this prospectus supplement.
Use of proceeds
We currently intend to use the net proceeds from this offering to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.
Nasdaq symbol
“IREN”
The number of ordinary shares outstanding before and after this offering is based on 109,896,277 ordinary shares outstanding as of February 29, 2024, and excludes:
•	8,906,839 ordinary shares issuable upon the exercise of options outstanding under our share issuance plans as of February 29, 2024, at a weighted-average exercise price of $41.93 per share; and
•	6,656,330 ordinary shares issuable upon vesting of restricted share units outstanding under our Long-Term Incentive Plans as of February 29, 2024.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to this Offering
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.
The actual number of ordinary shares we will sell under the sales agreement and the resulting gross proceeds is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of ordinary shares that are sold by the sales agents after we deliver a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible to predict the number of ordinary shares that will be ultimately sold or the resulting gross proceeds.
The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.
Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. For example, since September 26, 2023 through to March 15, 2024, we have sold 49,621,433 ordinary shares under the sales agreement at varying prices generating an aggregate of $261,471,363 of gross proceeds. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.
Future sales of a substantial number of our ordinary shares or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.
In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. Additionally, the sale of a substantial number of ordinary shares pursuant to this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. For example, since September 26, 2023 through to March 15, 2024, we have sold 49,621,433 ordinary shares under the sales agreement at varying prices generating an aggregate of $261,471,363 of gross proceeds. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into our ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.
We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retains broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.
Risks Related to Ownership of Our Ordinary Shares
The market price of our ordinary shares may be highly volatile.
The market price of our ordinary shares has been volatile and is likely to continue to fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations similar to ours as well as the fluctuation in the market price of Bitcoin and other digital assets. In addition, technology stocks have historically experienced high levels of volatility. In calendar year 2022, there was a significant downturn in the market price of Bitcoin and other digital assets, as well as many technology stocks including ours. The market price for our ordinary shares may be influenced by many factors, including:
•	actual or anticipated fluctuations in our financial and operating results;
•	the trading price of digital assets, in particular Bitcoin;
•	changes in the market valuations of our competitors;
•	rumors, publicity, and market speculation involving us, our management, our competitors, or our industry;
•
announcements of new investments, new products, services or solutions, capital raising initiatives, acquisitions, strategic partnerships, joint ventures, capital commitments, integrations or capabilities, technologies, or innovations by us or our competitors;

•	changes in financial estimates or recommendations by securities analysts;
•	changes in laws or regulations applicable to us or our industry;
•	the perception of our industry by the public, legislatures, regulators and the investment community;
•	additions or departures of key personnel;
•	potential litigation or regulatory investigations;
•	general economic, industry, political and market conditions and overall market volatility, including resulting from COVID-19, war, incidents of terrorism, or responses to these events;
•
sales of our ordinary shares by us, our directors and officers, holders of our ordinary shares or our shareholders in the future, including pursuant to this offering, or the anticipation that such sales may occur in the future; and

•	the trading volume of our ordinary shares on the Nasdaq.
Broad market and industry factors may adversely affect the market price of our ordinary shares, regardless of our actual operating performance. Further, a decline in the financial markets and related factors beyond our control may cause the price of our ordinary shares to decline rapidly and unexpectedly.
Risks Related to Taxation
Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving digital assets are uncertain, and it is unclear what guidance may be issued in the future on the treatment of digital asset transactions for U.S. federal income and foreign tax purposes.

In 2014, the U.S. Internal Revenue Service (the “IRS”) released a notice, or “IRS Notice,” discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property”; (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. The IRS has subsequently released two revenue rulings and a set of “Frequently Asked Questions,” or the “Rulings & FAQs,” that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income, guidance with respect to the determination of the tax basis of digital currency and guidance that rewards from staking will constitute current taxable income. However, the IRS Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions.
There can be no assurance that the IRS or other foreign tax authorities will not alter their existing positions with respect to digital assets in the future or that a court would uphold the treatment set forth in the IRS Notice and the Rulings & FAQs. It is also unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and other foreign tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for our business and could have an adverse effect on the value of digital assets and the broader digital asset markets. In addition, the IRS and other foreign tax authorities may disagree with tax positions that we have taken, which could result in increased tax liabilities. Future technological and operational developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of digital asset transactions could impact our business, both domestically and abroad. Moreover, it is likely that new rules for reporting digital assets under the “crypto-asset reporting framework” will be implemented on our international operations, creating new obligations and a need to invest in new onboarding and reporting infrastructure. The U.S. Treasury Department and the IRS also recently released proposed regulations that would create new reporting requirements for digital assets, which may impose new requirements on us.
The Canadian government has modified its value added tax legislation specifically in relation to Canadian entities that are involved in Bitcoin-related activities and their associated suppliers. These legislative changes have the ability to eliminate the recovery of value added tax in Canada on inputs to our business. Any such unrecoverable value added tax may act to increase the cost of all inputs to our business in Canada including electricity, capital equipment, services and intellectual property acquired by our subsidiaries that operate in Canada. We are currently evaluating the application of this legislative change to IREN. We are currently subject to audits and an administrative appeal relating to Canadian value added tax credits, which could reduce the amount of certain input tax credits we are able to recover for certain historical periods as well as going forward.
There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.
Under the Internal Revenue Code of 1986, as amended (the “Code”), we will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby we will be treated as owning our proportionate share of the gross assets and earning our proportionate share of the gross income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.
Based on the current and anticipated composition of our income, assets and operations and the price of our ordinary shares, we do not expect to be treated as a PFIC for the current taxable year. However, whether we are treated as a PFIC is a factual determination that is made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of our income and assets, as well as the relative value of our assets (which may fluctuate with our market capitalization), at the relevant time. Under circumstances where our cash is not deployed for active purposes, our risk of being a PFIC may increase. Fluctuations in the Company's market capitalization can also affect our PFIC status because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market capitalization from time to time (which has been, and may continue to be, volatile). In particular, there is a risk that we may be a PFIC in subsequent taxable years if there is a decline in the market capitalization and the value of our goodwill is determined by reference to our market capitalization. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets and the percentage of our assets that constitutes passive assets under the PFIC rules. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.
For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Taxation-Material U.S. Federal Income Tax Considerations.”
If a United States person is treated as owning at least 10% of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our stock, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” (“CFC”) in our group. Because our group includes U.S. subsidiaries, some or all of our non-U.S. subsidiaries will be treated as CFCs even if we are not a CFC. A United States shareholder of a CFC may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder of a U.S. corporation. Failure to comply with CFC reporting obligations may subject a United States shareholder to significant monetary penalties.
We cannot provide any assurance that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and taxpaying obligations applicable under the controlled foreign corporation rules of the Code. The IRS has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled CFCs. U.S. holders should consult their tax advisers regarding the potential application of these rules to their investment in our ordinary shares.
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business. Changes to the rates of taxes imposed on us or our affiliates, or changes to tax legislation, regulations, policies or practices, generally in any of the jurisdictions in which we or our affiliates operate, may adversely impact our financial position and/or performance and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance. In addition, an interpretation of relevant taxation laws by a taxation authority that differs from our interpretation may lead to an increase in our taxation liabilities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions.
We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus supplement and the documents incorporated by reference into this prospectus supplement, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include, but are not limited to:
•	Bitcoin price and foreign currency exchange rate fluctuations;
•	our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans;
•
the terms of any future financing or any refinancing, restructuring or modification to the terms of any future financing, which could require us to comply with onerous covenants or restrictions, and our ability to service our debt obligations, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations;

•
our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites and our ability to diversify into the market for HPC solutions we may offer;

•	our limited experience with respect to new markets we have entered or may seek to enter, including the market for HPC solutions;
•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any HPC solutions we offer;
•	our ability to secure and retain customers on commercially reasonable terms or at all, particularly as it relates to our strategy to expand into HPC solutions;
•	our ability to manage counterparty risk (including credit risk) associated with any current or future customers and other counterparties;
•	our ability to secure renewable energy, renewable energy certificates, power capacity, facilities and sites on commercially reasonable terms or at all;
•	the risk that any current or future customers or counterparties may terminate, default on or underperform their contractual obligations;
•	Bitcoin global hashrate fluctuations;
•	delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects;

•	our reliance on power and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties;
•	expectations regarding availability and pricing of electricity;
•
our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators;

•
the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us;

•	any variance between the actual operating performance of our hardware achieved compared to the nameplate performance including hashrate;
•	our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices;
•	actions undertaken by electricity network and market operators, regulators, governments or communities in the regions in which we operate;
•	the availability, suitability, reliability and cost of internet connections at our facilities;
•
our ability to secure additional hardware, including hardware for Bitcoin mining and HPC solutions we may offer, on commercially reasonable terms or at all, and any delays or reductions in the supply of such hardware or increases in the cost of procuring such hardware;

•	expectations with respect to the useful life and obsolescence of hardware (including hardware for Bitcoin mining as well as hardware for other applications, including HPC solutions we may offer);
•	delays, increases in costs or reductions in the supply of equipment used in our operations;
•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to maintain in good standing the operating and other permits and licenses required for our operations and business;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information;
•	any intellectual property infringement and product liability claims;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;
•	the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•
ongoing proceedings relating to the default by two of the Company’s wholly-owned special purpose vehicles under limited recourse equipment financing facilities; ongoing securities litigation relating in part to the default; and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	our failure to comply with any laws including the anti-corruption laws of the United States and various international jurisdictions;

•	any failure of our compliance and risk management methods;
•
any laws, regulations and ethical standards that may relate to our business, including those that relate to Bitcoin and the Bitcoin mining industry and those that relate to any other solutions we may offer (such as HPC solutions), including regulations related to data privacy, cybersecurity and the storage, use or processing of information;

•	our ability to attract, motivate and retain senior management and qualified employees;
•
increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	the ongoing effects of COVID-19 or any other outbreak of an infectious disease and any governmental or industry measures taken in response;
•	our ability to remain competitive in dynamic and rapidly evolving industries;
•	damage to our brand and reputation;
•	expectations relating to Environmental, Social and Governance issues or reporting;
•	the costs of being a public company; and
•	other risk factors disclosed under “Item 3.D.-Risk Factors” in our Annual Report on Form 20-F, incorporated herein by reference.
Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
We may offer and sell our ordinary shares having an aggregate offering price of up to $500,000,000 from time to time through or to the sales agents. As of March 15, 2024, ordinary shares having an aggregate offering price of $261,471,363 have been sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us are not determinable at this time.
We currently intend to use the net proceeds from this offering to contribute to funding our growth initiatives (including, but not limited to, hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.
Pending the use of the proceeds from this offering, we may invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of our board and subject to Australian law. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant. B Class shares do not confer on their holders any right to receive dividends.

TAXATION
Material U.S. Federal Income Tax Considerations
The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) of an investment in our ordinary shares. This summary applies only to U.S. Holders that acquire our ordinary shares in exchange for cash, hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code and have the U.S. dollar as their functional currency.
This discussion is based on the tax laws of the United States as in effect on the date of this prospectus, including the Code, and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the preceding authorities are subject to change, and any such change could apply retroactively and affect the U.S. federal income tax consequences described below. The statements in this prospectus are not binding on the IRS or any court. Thus, the Company can provide no assurance that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. Furthermore, this summary does not address any estate or gift tax consequences, state, local or non-U.S. tax consequences, or other tax consequences other than U.S. federal income tax consequences.
The following discussion does not describe all the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:
•	banks and certain other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	insurance companies;
•	broker-dealers;
•	traders that elect to mark our ordinary shares to market for U.S. federal income tax purposes;
•	tax-exempt entities;
•	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;
•	U.S. expatriates;
•	persons holding our ordinary shares as part of a straddle, hedging, constructive sale, conversion, or integrated transaction;
•	persons that actually or constructively own 10% or more of the Company’s stock by vote or value;
•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;
•	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or
•	persons holding our ordinary shares through partnerships or other pass-through entities or arrangements.
PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISERS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.
As used herein, the term “U.S. Holder” means a person eligible for the benefits of the tax treaty between the United States and Australia (the “Treaty”) that is, for U.S. federal income tax purposes, a beneficial owner of our ordinary shares and is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust whose income is subject to U.S. federal income taxation regardless of its source.
The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our ordinary shares generally will depend on such partner’s status and the partnership's activities. Accordingly, a U.S. Holder that is a partner in such a partnership should consult its tax adviser.
Treasury regulations that apply to taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. However, the IRS released guidance in the form of notices which provide temporary relief from the requirements of these new regulations for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder's particular circumstances. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisers regarding the creditability or deductibility of any Australian taxes imposed on dividends on, or dispositions of, the ordinary shares. This discussion does not apply to investors in this special situation.
Dividends and Other Distributions on Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, the gross amount of distributions made by the Company with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Company does not maintain its earnings and profits calculations under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) the Company is eligible for the Treaty benefits or our ordinary shares are readily tradable on an established securities market in the United States, (2) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year, (3) the U.S. Holder satisfies specific holding period requirements and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisers regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.
The amount of any distribution paid in a foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency gain or loss will be treated as U.S.-source ordinary income or loss.
Dividends on our ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, any Australian taxes withheld on any distributions on our ordinary shares may be eligible for credit against a U.S. Holder’s federal income tax liability or, at such holder’s election, may be eligible as a deduction in computing such holder’s U.S. federal taxable income. If a refund of the tax withheld is available under the laws of Australia or under the Treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not qualify for the deduction against U.S. federal taxable income). If the dividends constitute qualified dividend income as discussed above, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced rate applicable to the qualified dividend income, divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for the credit is calculated separately concerning specific classes of income. For this purpose, dividends distributed by the Company with respect to our ordinary shares will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisers regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
Sale or Other Taxable Disposition of Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, upon a sale or other taxable disposition of our ordinary shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ordinary shares. A U.S. Holder’s initial tax basis in our ordinary shares generally will equal the cost of such ordinary shares. Generally, any such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of our ordinary shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes. The use of U.S. foreign tax credits relating to any Australian tax imposed upon the sale or other disposition of our ordinary shares may be unavailable or limited. U.S. Holders should consult their tax advisers regarding the tax consequences if Australian taxes are imposed on or connected with a sale or other disposition of our ordinary shares and their ability to credit any Australian tax against their U.S. federal income tax liability.
Passive Foreign Investment Company Considerations
The Company will be classified as a PFIC for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby the Company will be treated as owning its proportionate share of the gross assets and earning its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
Under the PFIC rules, if the Company were considered a PFIC at any time that a U.S. Holder holds our ordinary shares, the Company would continue to be treated as a PFIC with respect to such investment unless (i) the Company ceases to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules.
Based on the current and anticipated composition of the income, assets, and operations of the Company and the expected price of our ordinary shares, the Company does not expect to be treated as a PFIC for the current taxable year. However, whether the Company is treated as a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of the Company’s income and assets, as well as the relative value of the Company’s assets (which may fluctuate with the Company’s market capitalization), at the relevant time. Under circumstances where our cash is not deployed for active purposes, our risk of being a PFIC may increase. Fluctuations in the Company's market capitalization can also affect our PFIC status because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market capitalization from time to time (which has been, and may continue to be, volatile). In particular, there is a risk that we may be a PFIC in the current and subsequent taxable years if there is a decline in the market capitalization and the value of our goodwill is determined by reference to our market capitalization. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with the Company’s determinations, including how the Company determines the value of the Company’s assets and the percentage of the Company’s assets that are passive assets under the PFIC rules. Therefore, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year.
If the Company is considered a PFIC at any time that a U.S. Holder holds our ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of our ordinary shares, as well as the amount of any

“excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on our ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of our ordinary shares if the Company is considered a PFIC. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.
If the Company is considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisers about the potential application of the PFIC rules to an investment in our ordinary shares.
Information Reporting and Backup Withholding
Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange, or redemption of our ordinary shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisers regarding applying the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our ordinary shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for our ordinary shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisers regarding the applicability of these requirements to their acquisition and ownership of our ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES UNDER ITS CIRCUMSTANCES.
Material Australian Tax Considerations
In this section, we provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the ordinary shares issued by IREN.
This section is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).
It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our ordinary shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. IREN and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.
Prospective purchasers of our ordinary shares should consult their tax advisers on the applicable tax consequences related to the ownership of our ordinary shares, based on their particular circumstances.
The comments in this section deal only with the Australian taxation implications of the ownership and disposition of IREN ordinary shares if you hold your IREN ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.
For this summary, a holder of our ordinary shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder.”
Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder.”
Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia's tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.
Taxation of the Company
As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million that are subject to a reduced corporate income tax rate of 25% from the 2021/2022 income year. The Company is not considered a base rate company for the year ended June 30, 2023.
Taxation of Australian Resident Holders
Taxation of Dividends
Dividends paid by us on our ordinary shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.
Individuals and complying superannuation entities
Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.
Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.
To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).
Companies
Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.
Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should generally be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.
Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.
Trusts and partnerships
Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset in respect of any franking credits distributed to the relevant beneficiary or partner as applicable.
To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).
Qualified Persons
The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be required to include an amount for the franking credits in their assessable income nor will they be entitled to a tax offset.
Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period - starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend - in order to qualify for franking benefits.
This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.
Whether you are a qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. IREN ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
For Australian Resident Holders, who hold their ordinary shares on capital account, the future disposal of ordinary shares will give rise to a CGT event at the time which the legal and beneficial ownership of the ordinary shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their ordinary shares in IREN to the extent that the capital proceeds exceed the cost base of their ordinary shares.
A capital loss will be made where the capital proceeds are less than the cost base of their ordinary shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.
Capital Proceeds
The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder in respect to the disposal of their IREN ordinary share/s.

Cost base of IREN ordinary shares
The cost base of an ordinary share should generally be equal to the cost of acquiring the ordinary share, holding the ordinary share, plus any incidental costs of acquisition and disposal (e.g. brokerage costs and legal fees).
CGT Discount
The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their ordinary shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their ordinary shares.
The CGT discount is:
•	One-half if the Australian Resident Holder is an individual or trustee: meaning generally only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and
•
One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning generally only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.
If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.
The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.
Taxation of Non-Australian Holders
Taxation of Dividends
Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their IREN dividends.
Franked dividends
As outlined above, Australia has a franking system wherein dividends can be franked, and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. IREN).
Dividends received by Non-Australian Holders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend is fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.
Dividends attributable to Conduit Foreign Income
Non-Australian Holders should not be subject to Australian dividend withholding tax on unfranked dividends to the extent that the dividend is declared to be conduit foreign income (CFI).
CFI generally includes amounts received by IREN that have been derived from a non-Australian source, for example dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.
Unfranked dividends
Non-Australian Holders should generally be subject to Australian dividend withholding tax to the extent the unfranked component of any dividends are not declared to by CFI. Australian dividend withholding tax will be imposed at 30% of the amount of the unfranked dividend, unless a shareholder is a resident of a country with which Australia has a double taxation treaty (DTT) and qualifies for the benefits of the treaty. In the event the Non-Australian Holder is otherwise able to rely on a DTT with Australia, the rate of Australian dividend withholding tax
Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States is beneficially entitled is limited to 15%.
Under the Double Taxation Convention between Australia and the United States, if a company that is a Non-Australian Holder directly owns a 10% or more interest in an Australian company (i.e. IREN), the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to which a resident of the United States is beneficially entitled is limited to 5%.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those ordinary shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of ordinary shares unless:
•
they, together with their associates as defined for Australian tax purposes, hold 10% or more of our issued capital, at the time of disposal or for a 12-month period during the two years prior to disposal; and

•
more than 50% of our assets held directly or indirectly, determined by reference to market value, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights at the time of disposal. This is not expected to be the case.

Australian capital gains tax applies to net capital gains at a taxpayer’s marginal tax rates. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.
The capital gains tax discount is not available to Non-Australian Holders on gains in respect of IREN ordinary shares, where they were non-Australian residents during the entire holding period. Where Non-Australian Holders were Australian tax residents for some of the holding period, the capital gains tax discount percentage is reduced to account for the period of foreign residency during the entire holding period. Companies are not entitled to a capital gains tax discount.
Broadly, where there is a disposal of certain taxable Australian property by a Non-Australian Holder, the purchaser will be required to withhold and remit to the Australian Taxation Office, or the ATO, 12.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the transaction is an on-market transaction conducted on an approved stock exchange, a securities lending, or the transaction is conducted using a broker operated crossing system. There may also be an exception to the requirement to withhold where a Non-Australian Holder provides a declaration that their ordinary shares are not ‘indirect Australian real property interests’. The Non-Australian Holder may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in their Australian income tax return.
Dual Residency
If a holder of ordinary shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident.
General Australian Tax Matters
The below comments apply to both Australian Resident Holders and Non-Australian Holders.
Stamp Duty
No Australian stamp duty is payable on the issue, transfer and/or surrender of the ordinary shares, on the basis that IREN is admitted to the official list of Nasdaq and all of its shares (and all shares of any other class of shares) are and remain quoted on that exchange and the issue/transfer/surrender of ordinary shares does not result in a person, whether alone or together with associated/related persons or with otherwise unassociated persons as part of substantially one arrangement or acting in concert with other persons, having a 90% or more interest in IREN (by reference to their entitlement to a distribution of property of IREN on a winding up or otherwise).
Goods and Services Tax
No Australian GST will be payable on the supply of the ordinary shares.
Subject to certain requirements, there may be a restriction on the entitlement of IREN ordinary shareholders to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of IREN ordinary shares (e.g. lawyer’s and accountants’ fees).
THE DISCUSSION ABOVE IS A SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR.

PLAN OF DISTRIBUTION
We have previously entered into a sales agreement with B. Riley Securities, Cantor and Compass Point, to which Canaccord, Citigroup and Macquarie Capital were joined on March 21, 2024, under which we may offer and sell our ordinary shares from time to time through or to B. Riley Securities, Cantor, Compass Point, Canaccord, Citigroup and Macquarie Capital, each acting as agent or principal (each a “sales agent” and collectively, the “sales agents”). This prospectus supplement, together with the accompanying prospectus, relates to our ordinary shares that may be offered and sold under the sales agreement and replaces and supersedes the previously filed prospectus supplement dated September 26, 2023 in its entirety, and reflects an increase of $200,000,000 in the aggregate offering price from an aggregate of up to $300,000,000 under the previously filed prospectus supplement to an aggregate of up to $500,000,000 under this prospectus supplement. As a result, in accordance with the terms of the sales agreement, under the prospectus supplement we may offer and sell our ordinary shares having an aggregate offering price of up to $500,000,000 from time to time through or to the sales agents, as agent or principal, of which $261,471,363 have been sold as of March 15, 2024. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell ordinary shares under the sales agreement, we will notify a sales agent of the number of ordinary shares to be sold, the time period during which such sales are requested to be made, any limitation on the number of ordinary shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed such sales agent, unless the sales agent decline in writing to accept the terms of such notice, such sales agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. We have no obligation to sell any ordinary shares under the sales agreement. The obligations of the sales agents under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet.
The settlement of sales of our ordinary shares between us and the sales agents is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the sales agents a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us are not determinable at this time. Except as we and the sales agents otherwise agree, we will reimburse the sales agents for the fees and disbursements of their counsel, payable upon execution of the sales agreement, in an amount not to exceed $60,000, in addition to certain ongoing disbursements of their legal counsel unless we and the sales agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately $665,000. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our ordinary shares in this offering.
The sales agents will provide written confirmation to us as soon as practicable after the close on Nasdaq on each day on which ordinary shares are sold under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of ordinary shares on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities.
The sales agreement permits sales of our ordinary shares not to exceed the lesser of the amount registered on an effective registration statement and for which we have filed a prospectus, and the amount authorized from time to time to be issued and sold under the sales agreement by our board of directors or a duly authorized committee thereof. As a result, we may increase the amount of our ordinary shares that may be sold from time to time pursuant to the sales agreement in accordance with the terms of the sales agreement.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Certain sales agents and their respective affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received or may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, none of the sales agents will engage in any market-making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by each sales agent, and each sales agent may distribute the prospectus supplement and the accompanying prospectus electronically. The address of B. Riley Securities is 299 Park Avenue, 21st Floor, New York, NY 10171. The address of Cantor is 110 E 59th St., 6th Floor New York, NY 10022. The address of Compass Point is 1055 Thomas Jefferson Street NW, Suite 303, Washington, DC 20007. The address of Canaccord is 1 Post Office Square, 30th, Floor, Boston, MA 02109. The address of Citigroup is 388 Greenwich Street, New York, New York, 10013. The address of Macquarie Capital is 125 West 55th Street, 22nd Floor, New York, NY 10019.

LEGAL MATTERS
The validity of certain securities and certain other matters with respect to Australian law will be passed upon for us by Clifford Chance LLP, located at Level 24, 10 Carrington Street, Sydney NSW 2000, Australia. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017. The sales agents are represented in connection with this offering by Duane Morris LLP, located at 1540 Broadway, New York, New York 10036.
EXPERTS
The audited consolidated financial statements for the fiscal year ended June 30, 2023 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Raymond Chabot Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements in respect of the fiscal years ended June 30, 2022 and 2021 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Armanino LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find Additional Information
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.
As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://iren.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:
•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;
•	our Report on Form 6-K filed with the SEC on November 3, 2022 (only with respect to “Restricted Share Units (‘RSUs’)” in Exhibit 99.4 thereto);
•
our Reports on Form 6-K filed with the SEC on July 18, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), August 11, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), August 29, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), October 6, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), October 20, 2023, November 30, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), December 7, 2023, December 15, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), January 16, 2024 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), February 14, 2024 (other than the information contained in the press release furnished as Exhibit 99.1) and February 15, 2024 (other than the information contained in the press release furnished as Exhibit 99.1 and presentation as Exhibit 99.2 thereto); and

•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus supplement or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.
All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the completion of an offering of securities under this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct all requests for those documents to:
Iris Energy Ltd.
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
ir@iren.com
We maintain a website at https://iren.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

PROSPECTUS

Iris Energy Limited

$500,000,000

Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units
We may offer and sell from time to time, in one or more offerings, up to $500,000,000 of any combination of the following securities: ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 31 of this prospectus.
Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 8 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated September 22, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Iris Energy,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Iris Energy Limited and its subsidiaries.
Trademarks
We have unregistered trade names and registered website domains that we use in connection with the operation of our business. Other trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners. The trade names and website domains we use in connection with the operation of our business include, among others, Iris Energy and www.irisenergy.co. Other trademarks and service marks referenced in this prospectus are, to our knowledge, the property of their respective owners.
Presentation of Financial Information
All references to “U.S. dollars,” “dollars,” “$,” “USD” or “US$” are to the U.S. dollar. All references to “Australian dollars,” “AUD” or “A$” are to the Australian dollar, the official currency of Australia. All references to “Canadian dollars,” “CAD” or “C$” are to the Canadian dollar, the official currency of Canada. All references to “IFRS” are to International Financial Reporting Standards, as issued by the International Accounting Standards Board, or the IASB. References to a particular “fiscal year” are to Iris Energy’s fiscal year ended June 30 of that year.
Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Market and Industry Data
This prospectus includes market, economic, and industry data as well as certain statistics and information relating to our business, markets, and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market, the HPC solutions market or any other market or industry referenced in this prospectus. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus. Finally, behavior, preferences, and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.

GLOSSARY OF INDUSTRY TERMS AND CONCEPTS
Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:
•
AI/ML: Artificial Intelligence and Machine Learning. Artificial Intelligence (“AI”) is computer software that mimics human cognitive abilities in order to perform complex tasks, such as decision making, data analysis, language translation and a variety of tools and services across the emergent AI industry that have been developed to leverage AI capabilities. Machine Learning (“ML”) is a subset of AI in which algorithms are trained on data sets to become machine learning models capable of performing specific tasks.

•	ASICs: An Application Specific Integrated Circuit is a type of integrated circuit that is custom-designed for a particular use, rather than intended for general-purpose use.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Bitcoin Network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	Block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
Blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•
Difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in global hashrate will temporarily result in faster block times as the mining algorithm is solved quicker – and vice versa if the global hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•
Digital Asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•	EH/s: Exahash per second. 1 EH/s equals one quintillion hashes per second (1,000,000,000,000,000,000 h/s).
•	Fiat Currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•	Fork: A fundamental change to the software underlying a blockchain which may result in two different blockchains, the original, and the new version, each with their own token.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	Hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value”.
•
Hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the global hashrate.

•
HPC: High-performance computing, which refers to the aggregation of computing power to achieve higher performance levels, often utilized to perform complex calculations in fields including science, engineering, finance, AI/ML, and business. It typically involves using supercomputers or clusters of computers, often employing parallel processing, to perform calculations simultaneously, thereby greatly reducing computation time.

•
Miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	Mining: The process by which new Bitcoin blocks are created, and thus new transactions are added to the blockchain in the Bitcoin network.
•
Mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for digital assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•	MW: Megawatts. 1MW equals 1,000 kilowatts.
•
Proof-of-work: A protocol for establishing consensus across a system that ties mining capability to computational power. Hashing a block, which is in itself an easy computational process, now requires each miner to solve for a certain difficulty variable periodically adjusted by the Bitcoin network protocol. In effect, the process of hashing each block becomes a competition and, as a result, the overall process of hashing requires time and computational effort.

•
Proof-of-stake: An alternative consensus protocol, in which a “validator” typically may use their own digital assets to validate transactions or blocks. Validators may “stake” their digital assets on whichever transactions they choose to validate. If a validator validates a block (group of transactions) correctly, it will receive a reward. Typically, if a validator verifies an incorrect transaction, it may lose the digital assets that it staked. Proof-of-stake generally requires a negligible amount of computing power compared to Proof-of-work.

•	Protocol: The software that governs how a blockchain operates.
•
Public key or private key: Each public address on a blockchain network has a corresponding public key and private key that are cryptographically generated. A private key allows the recipient to access any digital assets associated with the address, similar to a bank account password. A public key helps validate transactions that are broadcasted to and from the address. Public keys are derived from private keys.

•	REC: Renewable Energy Certificate.
•	SEC: U.S. Securities and Exchange Commission.

OUR COMPANY
Our Company
Overview
We are a leading owner and operator of institutional-grade, highly efficient proprietary data centers powered by 100% renewable energy (whether from clean or renewable energy sources or through the purchase of RECs). Our operations currently generate revenue by mining Bitcoin and earning Bitcoin revenue through a combination of block rewards and transaction fees from the operation of our specialized computers called ASICs (which we refer to as “Bitcoin miners”) and exchanging these Bitcoin for fiat currencies such as USD or CAD, typically on a daily basis.
We have been mining Bitcoin since 2019. We typically liquidate all the Bitcoin we mine daily and therefore did not have any Bitcoin held on our balance sheet as of June 30, 2023. To date we have utilized Kraken, a U.S.-based digital asset trading platform, to liquidate the Bitcoin we mine. The mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin that we have mined to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk.
Our growth strategies include exploring the potential diversification of our revenue streams into new markets. In particular, as previously announced in June 2023, we have revitalized our HPC strategy. We believe we may be able to leverage our existing infrastructure and expertise to potentially expand into offering HPC solutions and explore targeting a broad range of industries and applications, such as AI/ML, scientific research and rendering.
We are a vertically integrated business, and own and operate our high voltage electrical infrastructure, data centers and Bitcoin mining hardware. We target development of data centers in regions where there are low-cost, abundant and attractive renewable energy sources. We have ownership of our proprietary data centers and electrical infrastructure, including freehold and long-term leasehold land, which grants us more security and operational control over our assets. We believe data center ownership also allows our business to benefit from more sustainable cash flows in comparison with businesses that rely upon third-party hosting services or short-term leases which may be subject to termination rights, profit sharing arrangements and/or potential changes to contractual terms such as pricing. We assess opportunities to utilize our available data center capacity, including via potential third-party hosting and alternative revenue sources. We also focus on grid-connected power access which we believe not only helps facilitate a more reliable, long-term supply of power, but also provides us with the ability to support the energy markets in which we operate (for example, through potential participation in demand response, ancillary services provision and load management in deregulated markets such as Texas).
In January 2020, we acquired our first site in Canal Flats, located in British Columbia, Canada (“BC”), from PodTech Innovation Inc. and certain of its related parties. This site is our first operational site and has been operating since 2019.
In addition, we have constructed data centers at our other BC sites in Mackenzie and Prince George. Our Mackenzie site has been operating since April 2022 and our Prince George site has been operating since September 2022.
Each of our sites in British Columbia are connected to the British Columbia Hydro and Power Authority (“BC Hydro”) electricity transmission network and have been 100% powered by renewable energy since commencement of operations (currently approximately 97% sourced from clean or renewable sources as reported by BC Hydro and approximately 3% accounted for by the purchase of RECs). Our contracts with BC Hydro have an initial term of one year and, unless terminated at the end of the initial term, shall extend until terminated in accordance with the terms of the agreement upon six months notice.
We have commenced initial operations at our site in Childress (total potential power capacity of 600MW), located in the renewables-heavy Panhandle region of Texas, U.S. Our Childress site has been operating since April 2023 and, as of August 31, 2023, we have purchased RECs in respect of 100% of our energy consumption through to such date at our Childress site.
Company and Corporate Information
We were originally incorporated under the laws of New South Wales, Australia, on November 6, 2018 as “Iris Energy Pty Ltd” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” under Australian law and on November 19, 2021, we closed our initial public offering in the United States. Our principal executive offices are located at Level 12, 44 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. We maintain a website at https://irisenergy.co/. Information on our website is not incorporated by reference into or otherwise part of this prospectus.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:
•
not being required to comply with the auditor attestation requirements of Section 404 of SOX, the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the first to occur of (i) June 30, 2027, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion or (iii) the last day of the fiscal in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of the second financial quarter of such financial year; or, if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to utilize certain of the reduced disclosure obligations in this prospectus and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the SEC, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

As a foreign private issuer, we are also permitted to follow home country corporate governance practices instead of certain corporate governance practices required by the Nasdaq for U.S. domestic issuers. While we intend to follow most Nasdaq corporate governance listing standards, we intend to follow Australian law for certain corporate governance practices in lieu of Nasdaq corporate governance listing standards as follows:
•	exemption from the requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors;
•
exemption from quorum requirements applicable to meetings of shareholders under Nasdaq rules. In accordance with generally accepted business practice and Australian law, our Constitution provides quorum requirements that are generally applicable to meetings of shareholders under Australian law;

•
exemption from the Nasdaq corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq corporate governance listing standards, as permitted by the foreign private issuer exemption; and

•	exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.
We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.
Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.
We may utilize these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold securities.
For additional information, see “Item 3.D. Key Information—Risk Factors—Risks Related to Being a Foreign Private Issuer—As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “Item 3.D. Key Information—Risk Factors—General Risk Factors—We are an “emerging growth company” under the JOBS Act and will avail ourselves of reduced disclosure requirements applicable to emerging growth companies” in our Annual Report on Form 20-F, incorporated herein by reference.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions.
We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus and the documents incorporated by reference into this prospectus, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include, but are not limited to:
•	Bitcoin price and foreign currency exchange rate fluctuations;
•	our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans;
•
the terms of any future financing or any refinancing, restructuring or modification to the terms of any future financing, which could require us to comply with onerous covenants or restrictions, and our ability to service our debt obligations, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations;

•
our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites and to increase our diversification into the market for HPC solutions we may offer;

•	our limited experience with respect to new markets we have entered or may seek to enter, including the market for HPC solutions;
•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any HPC solutions that we may offer;
•	our ability to secure customers on commercially reasonable terms or at all, particularly as it relates to our potential expansion into HPC solutions;
•	our ability to secure renewable energy, renewable energy certificates, power capacity, facilities and sites on commercially reasonable terms or at all;
•	our ability to secure renewable energy and renewable energy certificates on commercially reasonable terms or at all;
•	the risk that counterparties may terminate, default on or underperform their contractual obligations;
•	Bitcoin global hashrate fluctuations;
•	delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects;
•	our reliance on power and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties;

•	expectations regarding availability and pricing of electricity;
•
our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators;

•
the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us;

•	any variance between the actual operating performance of our hardware achieved compared to the nameplate performance including hashrate;
•	our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices;
•	actions undertaken by electricity network and market operators, regulators, governments or communities in the regions in which we operate;
•	the availability, suitability, reliability and cost of internet connections at our facilities;
•
our ability to secure additional hardware, including hardware for Bitcoin mining and HPC solutions we may offer, on commercially reasonable terms or at all, and any delays or reductions in the supply of such hardware or increases in the cost of procuring such hardware;

•	expectations with respect to the useful life and obsolescence of hardware (including hardware for Bitcoin mining as well as hardware for other applications, including HPC solutions we may offer);
•	delays, increases in costs or reductions in the supply of equipment used in our operations;
•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to maintain in good standing the operating and other permits and licenses required for our operations and business;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information;
•	any intellectual property infringement and product liability claims;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;
•	the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•
ongoing proceedings relating to the default by two of the Company’s wholly-owned special purpose vehicles under limited recourse equipment financing facilities; ongoing securities litigation relating in part to the default; and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	our failure to comply with any laws including the anti-corruption laws of the United States and various international jurisdictions;
•	any failure of our compliance and risk management methods;
•	our ability to attract, motivate and retain senior management and qualified employees;

•
increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	the ongoing effects of COVID-19 or any other outbreak of an infectious disease and any governmental or industry measures taken in response;
•	our ability to remain competitive in dynamic and rapidly evolving industries;
•	damage to our brand and reputation;
•	the costs of being a public company; and
•	other risk factors disclosed under “Item 3.D.—Risk Factors” in our Annual Report on Form 20-F, incorporated herein by reference.
Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of our board and subject to Australian law. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant. B Class shares do not confer on their holders any right to receive dividends.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated Constitution which is included as an exhibit to this registration statement.
General
Iris Energy was incorporated under the laws of New South Wales, Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at c/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, Victoria, Australia 3008.
We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law.
Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board determine.
The rights and restrictions attaching to ordinary shares and B Class shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to ordinary shares and B Class shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.
Ordinary Shares
Our ordinary shares and B Class shares will have the rights and restrictions described in “Key Provisions in our Constitution”.
Key Provisions in Our Constitution
Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution.
Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is an exhibit to the registration statement of which this prospectus forms a part.
Interested Directors
A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.

Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our board deems appropriate.
Appointment of Directors
Under the Constitution, the minimum number of directors that may comprise the board is 3 and the maximum is fixed by the directors but may not be more than 10 (unless otherwise determined by the board of directors). Directors are elected at annual general meetings of the Company. The directors may also appoint a Director to fill a casual vacancy on the Board or in addition to the existing directors, who will then hold office until the next annual general meeting of the Company.
Rights and Restrictions on Classes of Shares
The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our board of directors resolve.
We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including ordinary shares) are set out in our constitution or otherwise approved by special resolution passed at a general meeting.
Dividend Rights
Under the Corporations Act, a company must not pay a dividend unless (a) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (c) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends.
All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys.
Voting Rights
Voting rights at a general meeting of the Company's shareholders will be determined by poll (rather than a show of hands).
On a poll, holders of ordinary shares are entitled to one vote for each ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect.
The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each ordinary share held by the holder of a B Class share.
In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.

In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of ordinary shares, will be entitled to vote separately as a single class are limited to:
•	voting for a variation of class rights that only affect a single share class;
•	voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and
•	voting in response to a takeover bid for a specific class of shares.
Right to Share in Our Profits
Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.
Rights to Share in the Surplus in the Event of Winding Up
If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, any surplus must be divided among the Company’s shareholders in the proportions which the amount paid and payable (including amounts credited) on the shares of a shareholder is of the total amount paid and payable (including amounts credited) on the shares of all shareholders of the Company.
B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the holders upon issue of such B Class share.
Redemption Provision for Shares
There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed.
B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:
•	that holder (or its affiliate) ceases to be a director due to voluntary retirement;
•	the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);
•	the liquidation or winding up of the Company; or
•	the date which is 12 years after the date upon which the company becomes first listed on a recognized stock exchange.
The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.
Variation or Cancellation of Share Rights
Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares.
General Meetings of Shareholders
General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.
Foreign Ownership Regulations
Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth), or the FATA, which generally applies to acquisitions or proposed acquisitions:
•
by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or

•	by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company.
In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,339 million. A lower general A$310 million threshold applies to most other foreign investors.
The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company.
Share transfers
Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder).
Issues of Shares and Change in Capital
Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders.
Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.
Proportional takeover bids
Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions will cease to apply unless renewed by special resolution of the shareholders in general meeting by the third anniversary of the date of the Constitution’s adoption.
Amendment
The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company.

Anti-Takeover Effects
Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the Takeover Prohibition, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:
•	are the holder of the securities (other than if the person holds those securities as a bare trustee);
•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).
If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):
•	has entered or enters into an agreement with another person with respect to the securities;
•
has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•
has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs.
There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;
•	when the dis-interested shareholders of the target company approve the takeover by resolution passed at general meeting;
•
an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;

•	as a result of a rights issue;
•	as a result of dividend reinvestment schemes or bonus share plan;
•	through operation of law;
•	an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	arising from an auction of forfeited shares conducted on-market; or
•	arising through a compromise, arrangement, liquidation or buy-back.
Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.

Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:
Corporate law issue	Delaware law	Australian law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.

However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
• either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or
• the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:
• be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;
• sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and
• vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its

Corporate law issue	Delaware law	Australian law

relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies

Cumulative Voting
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per ordinary share held by the holder.

Approval of Corporate Matters by Written Consent
Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Australian public companies cannot pass resolutions by circulating written resolutions.

Business Combinations
With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing shareholders (for example, a business combination through a scrip-for-scrip merger) or a related party (generally, a director or its associates).

Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:
• a liability owed to the company or a related body corporate of the company;
• a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act;

Corporate law issue	Delaware law	Australian law

arising under U.S. federal securities laws.

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

• a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
• legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:
○ in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
  ○ in defending or resisting criminal proceedings in which the officer or director is found guilty;
  ○ in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs

Appraisal Rights
A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the Courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder.

Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:
• The ability to bring legal proceedings in the company's name, including against the directors of the company, with the permission of the court.
• The ability to inspect the company's books, with the permission of the court.
• The ability to apply to the court for orders in cases where the company has been run in a manner that is unfairly prejudicial to a shareholder, or contrary to the interest of the shareholders as a whole.

Corporate law issue	Delaware law	Australian law

• The ability to call a meeting of the company and propose resolutions
The right to apply to the court for orders in cases where majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:
• The winding up of the company.
• Modification of the company's constitution
• Any other order the court determines to be appropriate

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee.

Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

All public companies are required to prepare annual financial reports and directors' reports for each financial year, and to file these reports with the Australian Securities and Investments Commission.

Corporate law issue	Delaware law	Australian law
Amendments to Charter
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.
Amending or replacing the company's constitution, requires a special resolution (75%) of the shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IREN”.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the subscription rights in respect of which the prospectus supplement is delivered:
•	the exercise price;
•	the aggregate number of rights to be issued;
•	the type and number of securities purchasable upon exercise of each right;
•	the procedures and limitations relating to the exercise of the rights;
•	the date upon which the exercise of rights will commence;
•	the record date, if any, to determine who is entitled to the rights;
•	the expiration date;
•	the extent to which the rights are transferable;
•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if appropriate, a discussion of material U.S. federal income tax considerations and material Australian tax considerations;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and
•	any other material terms of the rights.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Australian law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the warrants, debt securities, preferred shares and/or ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Iris Energy Limited, the trustees, the warrant agents, the unit agents or any other agent of Iris Energy Limited, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Expenses	Amount
SEC registration fee	$55,100
FINRA filing fee	75,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$ (1)
(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS
The validity of certain securities and certain other matters with respect to Australian law have been passed upon for us by Clifford Chance LLP, located at Level 24, 10 Carrington Street, Sydney NSW 2000, Australia. The validity of certain securities and certain matters with respect to U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The audited consolidated financial statements for the fiscal year ended June 30, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Raymond Chabot Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements in respect of the fiscal years ended June 30, 2022 and 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Armanino LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a public company incorporated under the laws of Australia with limited liability. Some or all of our directors may be non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.
It may be difficult (or impossible in some circumstances) for Australian companies to commence court action or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing.
There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.
The disclosures in this section are not based on the opinion of counsel.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three (for U.S. domestic issuers), and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.
As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://irisenergy.co. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;
•	our Report on Form 6-K filed with the SEC on November 3, 2022 (only with respect to “Restricted Share Units (‘RSUs’)” in Exhibit 99.4 thereto);
•
our Reports on Form 6-K filed with the SEC on July 18, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto), August 11, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto) and August 29, 2023 (other than the information contained in the press release furnished as Exhibit 99.1 thereto); and

•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct all requests for those documents to:
Iris Energy Ltd.
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
legal@irisenergy.co
We maintain a website at https://irisenergy.co. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

Iris Energy Limited
(d/b/a IREN)
Up to $500,000,000
Ordinary Shares
PROSPECTUS SUPPLEMENT
B. Riley Securities	Canaccord Genuity	Cantor	Citigroup	Compass Point	Macquarie Capital
March 21, 2024